May 9, 2013

Via Email and Facsimile

China Precision Steel, Inc.
Teda Building
18th Floor
Sheung Wan, Hong Kong
Attn: Leada Li and Members of the Board of Directors

Dear Ms. Li and Gentlemen,

Please accept this letter as my formal resignation as a Director and Audit Chair of China Precision Steel, Inc. with immediate effect as I have other obligations that necessitate my attention.

I have no disagreement with the Company concerning operations, policies or procedures; however, I do have concerns relating to the financial welfare and financial position of the Company. I urge you to take aggressive steps to pursue the collection of the Company’s trade accounts receivable, the return of funds advanced to suppliers, and additional capital. You are authorized to provide a copy of this letter to the SEC along with the Form 8-K that you must file to notice my resignation.

I wish the board and management of the company well and hope that you are able to turn around the company’s financial situation as I and the other independent director have advised in the past.

Sincerely,

/s/ David P. Wong
David P. Wong